                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 200549



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                           THE SECURITIES ACT OF 1934




         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) APRIL 1, 1999

                          THE SPORTS CLUB COMPANY, INC.


           Delaware                      1-13290                95-4479735
 (State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
      of incorporation)                                     Indentification No.)

    11100 Santa Monica Boulevard, Suite 300
            Los Angeles, California                                      90025
   (address of principal executive offices)                           (Zip Code)



        Registrant's telephone number, including area code (310) 479-5200


  (Former name or former address, if changed since last report.) Not applicable

                          Index of Exhibits on Page 9.


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ITEM 5. OTHER EVENTS.

        On April 1, 1999, we completed a private offering of $100,000,000 principal amount of 11 3/8% Senior Secured Notes due in 2006. Concurrently, we amended our loan agreement with Comerica Bank - California. A summary of the terms of the Senior Notes and Credit Facility are provided below:

                     DESCRIPTION OF THE SENIOR SECURED NOTES

        The Senior Secured Notes (the "Notes") were initially only offered to Qualified Institutional Buyers and Accredited Investors permitted by Rule 144A of the Securities Act of 1933. The Notes were not registered under the Securities Act and may not be sold in the United States absent registration or exemption from registration requirements of the Securities Act of 1933. The description below is a summary of the principle terms of the Notes and is subject to, and is qualified in its entirety by reference to, the indenture governing the Notes (the "Indenture") which is attached as Exhibit 4.2.


Maturity Date....................    March 15, 2006

Interest Rate....................    We will pay an annual rate of interest
                                     equal to 11 3/8%.

Interest Payment Dates...........    Semi-annually, beginning on September 15,
                                     1999.

Ranking..........................    The Notes rank senior in right of payment
                                     to any of our subordinated indebtedness, and rank equally with all of our senior indebtedness, including indebtedness outstanding under our credit facility.

Security Interest................    We have pledged as collateral, for the
                                     benefit of holders of the Notes, certain real assets (and related fixtures and equipment), our ownership interest in certain of our subsidiaries, and cash in the disbursement account described below, subject to customary exceptions for transactions of this type. The liens on certain of the collateral are subordinated to liens on such collateral securing up to $20.0 million principal amount of other indebtedness. The collateral does not include equipment that is subject to equipment financing.

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Optional Redemption..............    After March 15, 2003, all or some of the
                                     Notes may be redeemable at our option at the following premiums, plus interest:


                                     For the period below             Percentage
                                     On or after March 15, 2003......  105.688%
                                     On or after March 15, 2004......  102.844%
                                     March 15, 2005 and thereafter...  100.000%


                                     Prior to March 15, 2002, up to 35% of the principal amount of the Notes may be redeemed at our option with the net proceeds of certain public equity offerings at 111.375% of the face amount, plus interest.

Guarantees.......................    All of our current wholly-owned
                                     subsidiaries have guaranteed the Notes.
                                     Subject to certain exceptions, if we create or acquire new wholly-owned subsidiaries, they will also guarantee the Notes.

Change of Control Offer..........    If we go through a change of control, we
                                     must give holders of the Notes the
                                     opportunity to sell us their Notes at 101% of their face amount, plus interest.

Asset Sale Proceeds..............    If we do not reinvest cash proceeds from
                                     the sale of assets in our business, we may have to use such proceeds to offer to buy back some the Notes at their face amount, plus interest.

Certain Indenture Provisions.....    The Indenture will limit what we may do.
                                     The provisions of the Indenture will limit our ability to:

                                      o Incure more debt

                                      o pay dividends, redeem stock, or make
                                        other distributions;

                                      o Issue stock of subsidiaries;

                                      o make certain investments;

                                      o create liens;

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                                      o enter into sale/leaseback transactions;

                                      o enter into transactions with affiliates;

                                      o merge or consolidate; and

                                      o transfer or sell assets.

                                     These covenants are subject to a number of important exceptions.

Registration Rights..............    Registratin Rights Agreement-

                                     We have agreed to attempt to register
                                     similar notes with the Securities and
                                     Exchange Commission (the "SEC") to give
                                     holders of Notes the opportunity to
                                     exchange these Notes for notes that may be publicly traded (the "Exchange Notes").

                                     We have agreed to file a registration
                                     statement for the Exchange Notes with the SEC within 60 days of the issue date of these Notes and to use our best efforts to cause that registration statement to be declared effective within 120 days of the issue date of these Notes. In addition, in certain circumstances, we have agreed to file a "shelf registration statement" that would allow some or all of these Notes to be offered to the public. The Exchange Notes (if we do issue them) will have terms substantially identical to the Notes we are offering now.

                                     Liquidated Damages-

                                     We will have to pay liquidated damages with respect to these Notes if:

                                      o we do not file the required registration
                                        statements on time;

                                      o the SEC does not declare the required
                                        registration statements effective on
                                        time; or

                                      o we do not complete the offer to exchange
                                        these Notes for the Exchange Notes
                                        within 150 days from the issue date of
                                        these Notes.


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
                                     If we must pay liquidated damages, we will pay it to holders of Notes in cash on the same dates that we make interest payments on the Notes, until we correct the registration default.

Disbursement Account.............    Approximately $54.4 million of the net
                                     proceeds of the offering of the Notes were deposited in a disbursement account and, subject to the terms of a disbursement agreement, will be used to pay the development costs of two Sports Clubs in New York City and Sports Clubs in
                                     Washington, D.C. and Boston.

                       DESCRIPTION OF THE CREDIT FACILITY

        Concurrently with the offering of the Notes, we amended and restated our existing credit facility with Comerica Bank-California. The description below is a summary of the principal terms of our credit facility and is subject to, and qualified in its entirety by reference to, the definitive credit facility which is attached as Exhibit 10.2.

        Our credit facility provides for the issuance by the lender of revolving loans and letters of credit aggregating $20.0 million. $4.0 million of letters of credit are outstanding under our credit facility and an additional $8.5 million is currently available thereunder. The balance of the commitment will become available following the satisfaction of certain conditions relating to certain of the collateral. Our credit facility has a scheduled maturity date of May 31, 2001 and does not require a reduction in the outstanding principle balance prior to such date. Advances under our credit facility bear interest at a variable rate not expected to exceed LIBOR plus 2 1/2% or the agent's prime rate.

        Our credit facility is secured by a first priority lien on substantially all of the real and personal property assets of The Sports Club/Irvine, The Sports Club/Las Vegas, the Spectrum Club - Canoga Park and the Spectrum Club - Agoura Hills, and we have pledged to the lender the outstanding capital stock of our subsidiaries which own these Clubs.

        Our credit facility contains covenants that, among other things, restrict our ability to dispose of assets, incur additional indebtedness, incur guarantee obligations, repay or amend the terms of outstanding indebtedness, pay dividends, create liens on assets, make investments, make acquisitions, engage in mergers or consolidations, make capital expenditures, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict our operations. In addition, our credit facility requires us to comply with certain financial ratios and maintenance tests.

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                     DESCRIPTION OF INTERCREDITOR AGREEMENT

        Concurrently with the offering of the Notes, we entered into an Intercreditor and Subordination Agreement (the "Intercreditor Agreement") with the trustee (the "Trustee") under the Indenture which sets forth the terms of the Notes, and the Agent (as defined in our credit facility). The description below is a summary of the principal terms of the Intercreditor Agreement and is subject to, and qualified in its entirety by reference to, the definitive Intercreditor Agreement which is attached as Exhibit 10.3.

        The Intercreditor Agreement, among other things, provides that the liens of the Trustee on the Shared Assets (as defined in the Intercreditor Agreement) are subordinated to the liens securing up to $20.0 million principal amount of indebtedness outstanding under our credit facility and related interest, fees, costs and expenses. Subject to certain exceptions, following delivery to the Trustee of a Notice of a Default or an Event of Default (as defined in our credit facility), the Intercreditor Agreement prohibits all payments or distributions of Shared Assets or the proceeds thereof to or for the benefit of the Trustee or holders of the Notes on account of the obligations under the Indenture. In addition, certain payments made to the Trustee or holders of the Notes in violation of the terms of the Intercreditor Agreement may have to be repaid to, or held in trust for the benefit of, the Agent for application to payment in full of the obligations under our credit facility. The Intercreditor Agreement also provides that, subject to certain exceptions, the Agent will be assigned and entitled to vote all claims of the Trustee and the holders of the Notes in any Reorganization (as defined in the Intercreditor Agreement) and certain other proceedings involving the Designated Guarantors (as defined in the Indenture).

        The Intercreditor Agreement provides that our credit facility may be amended without the consent of the Trustee or the holders of the Notes; provided, that such amendment may not permit the incurrence of indebtedness in an aggregate principal amount in excess of $20.0 million. In addition, if we replace our credit facility and incur additional indebtedness in accordance with the Indenture, the Trustee will be permitted to enter into an intercreditor agreement substantially in the form of the Intercreditor Agreement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


Exhibit No.         Exhibit
-----------         -------
4.2                 Indenture by and among the Registrant, U.S. Bank Trust
                    National Association and the Subsidiary Guarantors referred to therein, dated as of April 1, 1999.

4.3                 Registration Rights Agreement by and among the Registrant,
                    Jefferies & Company, Inc. and CIBC Oppenheimer Corp., dated as of April 1, 1999.

10.1                Purchase Agreement by and among the

Exhibit No.         Exhibit
-----------         -------
                    Registrant, Jefferies & Company, Inc. and CIBC Oppenheimer
                    Corp., dated March 29, 1999.

10.2                Fourth Amended and Restated Loan Agreement by and among the
                    Registrant, certain of its subsidiaries and Comerica
                    Bank-California, dated April 1, 1999.

10.3 Intercreditor Agreement by and among the Registrant, certain of its subsidiaries, Comerica Bank-California and U.S. Bank
                    Trust National Association, dated April 1, 1999.

10.4                Disbursement Agreement between U.S. Bank Trust National
                    Association and The Registrant and certain of its subsidiaries dated as of April 1, 1999.

99.1                Press Release dated April 5, 1999.

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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

                                THE SPORTS CLUB COMPANY, INC.

                                By:   /s/ Timothy O'Brien
                                      -----------------------------------
                                      Timothy O'Brien
                                      Chief Financial Officer

                                 April 14, 1999

                                  EXHIBIT INDEX


ITEM                DESCRIPTION
----                -----------
4.2                 Indenture by and among the Registrant, U.S. Bank Trust
                    National Association and the Subsidiary Guarantors referred to therein, dated as of April 1, 1999.

4.3                 Registration Rights Agreement by and among the Registrant,
                    Jefferies & Company, Inc. and CIBC Oppenheimer Corp., dated as of April 1, 1999.

10.1                Purchase Agreement by and among the Registrant, Jefferies &
                    Company, Inc. and CIBC Oppenheimer Corp., dated March 29,
                    1999.

10.2                Fourth Amended and Restated Loan Agreement by and among the
                    Registrant, certain of its subsidiaries and Comerica
                    Bank-California, dated April 1, 1999.

10.3 Intercreditor Agreement by and among the Registrant, certain of its subsidiaries, Comerica Bank-California and U.S. Bank
                    Trust National Association, dated April 1, 1999.

10.4                Disbursement Agreement between U.S. Bank Trust National
                    Association and the Registrant and certain of its subsidiaries dated as of April 1, 1999.

99.1                Press Release dated April 5, 1999.


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